Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanmina Corporation of our report dated November 13, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Sanmina Corporation’s Annual Report on Form 10-K for the year ended October 3, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 4, 2021